Exhibit 3.1.5

CERTIFICATE OF INCORPORATION OF SHAMROCK BROADCASTING, INC.

FIRST: The name of the corporation is Shamrock Broadcasting, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1105 North Market Street, Post Office Box 1347, Wilmington, New Castle County, Delaware 19899. The name of the agent of the corporation at such address is Delaware Corporation Organizers, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of ten cents ($.10) per share.

FIFTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws.

SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EIGHTH: The incorporator is Siobain Mulhern, whose mailing address is 1105 North Market Street, P. O. Box 1347, Wilmington, Delaware 19899.

IN WITNESS WHEREOF, the undersigned incorporator has signed this Certificate of Incorporation, September 18, 1986, for the purpose of forming this corporation under the laws of the State of Delaware.

(SEAL)

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

SHAMROCK BROADCASTING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Delaware Corporation Organizers, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of SHAMROCK BROADCASTING, INC. adopted the following resolution on the 30th day of September, 1986.

Resolved, that the registered office of SHAMROCK BROADCASTING, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Shamrock Broadcasting, Inc. has caused this statement to be signed by James R. Mixon, its Executive Vice President and attested by Karen K. Merrell, its                      Secretary this 30th day of September, 1986.

By	/s/ James R. Mixon
Executive Vice President
James R. Mixon

ATTEST:

By	/s/ Karen K. Merrell
Secretary
Karen K. Merrell

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SHAMROCK BROADCASTING, INC.

Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Shamrock Broadcasting, Inc. (“Corporation”), a Delaware corporation, hereby certifies that:

1.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

FIRST: The name of the Corporation (hereinafter sometimes referred to as the “Corporation”) is:

“Chancellor Media/Shamrock Broadcasting, Inc.”

2.	The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.

SHAMROCK BROADCASTING, INC.,
a Delaware Corporation

By:	/s/ Omar Choucair
Name:	Omar Choucair
Title:	Vice President

CERTIFICATE OF MERGER MERGING

Each of the Corporations Listed on Exhibit A Attached Hereto

into

Chancellor Media/Shamrock Broadcasting, Inc.,

a Delaware corporation

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), Chancellor Media/Shamrock Broadcasting, Inc., a corporation organized and existing under the laws of Delaware, does hereby certify:

1. That Chancellor Media/Shamrock Broadcasting, Inc., a Delaware corporation, is the surviving corporation of a merger among Chancellor Media/Shamrock Broadcasting, Inc. and each of the corporations (collectively, the “Merged Corporations”) listed on Exhibit A attached hereto and incorporated herein by reference, all of which were incorporated under the laws of the State of Delaware.

2. That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251 of the DGCL.

3. That the name of the surviving corporation is Chancellor Media/Shamrock Broadcasting, Inc., a Delaware corporation.

4. That the amendment to the Certificate of Incorporation of Chancellor Media/Shamrock Broadcasting, Inc. that shall be effected by the merger is to change the name of the corporation to AMFM Broadcasting, Inc., by amendment to Article FIRST of such Certificate of Incorporation so that it reads in its entirety as follows:

“FIRST: The name of the Corporation (hereinafter sometimes referred to as the “Corporation”) is AMFM Broadcasting, Inc.”

5. The executed Agreement and Plan of Merger is on file at the principal place of business of Chancellor Media/Shamrock Broadcasting, Inc., the address of which is One American Center, Suite 1400, 600 Congress Avenue, Austin, Texas 78701.

6. That a copy of the Agreement and Plan of Merger will be furnished by Chancellor Media/Shamrock Broadcasting, Inc., on request and without cost, to any stockholder of any constituent entity.

IN WITNESS WHEREOF, Chancellor Media/Shamrock Broadcasting, Inc. has caused this Certificate to be signed by Kathy Archer, its Senior Vice President this 14th day of January, 2000.

Chancellor Media/Shamrock Broadcasting, Inc.

By:	/s/ Kathy Archer
Kathy Archer, Senior Vice President

2

EXHIBIT A

MERGED CORPORATIONS

Name of Corporation	State of Incorporation
Chancellor Media Corporation of California	Delaware

Chancellor Media Corporation of Charlotte	Delaware

Chancellor Media Licensee Company	Delaware

Chancellor Media Pennsylvania License Corp.	Delaware

WIOQ License Corp.	Delaware

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMFM BROADCASTING, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is AMFM BROADCASTING, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 09/00(#163)